EXHIBIT 99.1


                                  PRESS RELEASE

99 Cents Only Stores Reports Earnings of $13.5 Million in the Second Quarter Ended June 30, 2002, an Increase of 23.7% Over Last Year.

Earnings Per Share for the Quarter Was $0.19 Compared to $0.16 in 2001.

CITY OF COMMERCE, Calif.--(BUSINESS WIRE)--July 23, 2002-- 99 Cents Only Stores(R) (NYSE:NDN - News) reported net income of $13.5 million for the quarter ended June 30, 2002 up 23.7% from $10.9 million in the second quarter of 2001.

Earnings per share was $0.19 in the second quarter of 2002, compared with earnings per share of $0.16 in the second quarter of 2001, an 18.8% increase despite an additional 2.1 million shares outstanding.

Total sales in the second quarter 2002 increased 23.1% to $167.9 million compared to net sales of $136.4 million in the second quarter of 2001. Retail sales for the second quarter were $155.4 million, up $32.9 million or 26.9% from sales of $122.5 million in 2001. Same-store-sales increased 2.1% in the second quarter of 2002.

Earnings per share for the six months ended June 30, 2002 increased 23.3% to $0.37 compared to $0.30 in 2001. Total sales for the six months ended June 30, 2002 increased 26.6%.

Same-store-sales in the second quarter were adversely affected by this year's shift in the Easter selling season from April 2001 in the second quarter to March 2002 in the first quarter. Same-store-sales for the first six months of 2002 increased 5.0%.

Gross margin for the second quarter of 2002 was 40.2% versus 39.0% in the second quarter of 2001. Retail gross margin for the quarter was 41.8% versus 41.2% in 2001. This improvement in gross margin is due to favorable buys of both close-outs and re-orderable product.

Selling, general and administrative expenses were 27.7% of sales, compared with 26.9% in 2001. Included in these expenses were a 40 basis point increase in depreciation costs, a 20 basis point increase in utility costs and a 20 basis point increase in labor costs.

Eric Schiffer, President of the Company said, "We are pleased to announce a 23.7% increase in net income and to meet the public's expectation for earnings during our second quarter. We are excited with how our stores in new markets are performing including Northern and Central California as well as Phoenix and Las Vegas. We plan to open fifteen additional stores this year with six to seven stores opening in the third quarter. The Company expects to continue to open 25% new stores per year."

99 Cents Only Stores(R), the nation's oldest existing one-price retailer, operates 139 retail stores in Southern and Central California, Las Vegas, Nevada and Phoenix, Arizona and a wholesale division called Bargain Wholesale. The Company will open its seventeenth 99 Cents Only Stores for the year on July 25, 2002 in Phoenix, Arizona. 99 Cents Only Stores(R) emphasizes name-brand consumables, priced at an excellent value, in attractively merchandised stores.

This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements are inherently unreliable and actual results may differ. Factors which could cause actual results to differ materially from these forward-looking statements include, changes in the competitive market place, general economic conditions, factors affecting the retail industry in general, the timing of new store openings, the ability of the Company to identify and obtain leases for new stores, the ability of the Company to acquire inventory at favorable costs and other factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: 99 Cents Only Stores(R)news releases and information available on the World Wide Web at http://www.99only.com.


                              99 CENTS ONLY STORES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                 (Amounts in thousands except per share amounts)

                                       Three Months Ended June 30
                                         2002               2001
Net sales:
    99 Cents Only Stores         $155,436    92.6%  $122,522    89.8%
    Bargain Wholesale              12,425     7.4%    13,852    10.2%
                                 ------------------------------------
                                  167,861   100.0%   136,374   100.0%
Cost of sales                     100,298    59.8%    83,195    61.0%
                                 ------------------------------------
    Gross Profit                   67,563    40.2%    53,179    39.0%
Selling, general and
    administrative expenses        46,539    27.7%    36,714    26.9%
                                 ------------------------------------
    Operating Income               21,024    12.5%    16,465    12.1%
Other income (expense)
    interest income, net            1,211     0.7%     1,451     1.0%
                                 ------------------------------------
    Income before income taxes     22,235    13.2%    17,916    13.1%
    Provision for income taxes      8,717     5.2%     6,987     5.1%
                                 ------------------------------------
 Net income                       $13,518     8.0%   $10,929     8.0%
                                 ====================================
Basic earnings per share
    Net income                      $0.19              $0.16
                                 =========          =========
Diluted earnings per share
    Net income                      $0.19              $0.16
                                 =========          =========

Weighted average number of


                                     Page 6


  common shares outstanding:
    Basic                          69,888             68,506
    Diluted                        71,275             69,499

                                        Six Months Ended June 30
                                         2002               2001
Net sales:
    99 Cents Only Stores         $305,083    92.2%  $232,734    89.1%
    Bargain Wholesale              25,882     7.8%    28,609    10.9%
                                 ------------------------------------
                                  330,965   100.0%   261,343   100.0%
Cost of sales                     199,159    60.2%   160,094    61.3%
                                 ------------------------------------
    Gross Profit                  131,806    39.8%   101,249    38.7%
Selling, general and
      administrative expenses      91,462    27.6%    70,180    26.8%
                                 ------------------------------------
      Operating Income             40,344    12.2%    31,069    11.9%
Other income (expense)
      interest income, net          2,296     0.7%     3,146     1.2%
                                 ------------------------------------
 Income before income taxes        42,640    12.9%    34,215    13.1%
 Provision for income taxes        16,652     5.0%    13,323     5.1%
                                 ------------------------------------
 Net income                       $25,988     7.9%   $20,892     8.0%
                                 ====================================
Basic earnings per share
    Net income                      $0.37              $0.31
                                 =========          =========
Diluted earnings per share
    Net income                      $0.37              $0.30
                                 =========          =========
Weighted average number
of common shares outstanding:

    Basic                          69,726             68,455
    Diluted                        71,100             69,341


                              99 CENTS ONLY STORES
                                 BALANCE SHEETS
                                    (Audited)
                             (Amounts in thousands)

                       June 30,  December 31,  June 30,
                         2002       2001        2001
                      -------------------------------------
ASSETS:
Cash                      $178       $232       $211
Short-term
 investments           117,012    147,566    120,433
Receivables, net         2,977      3,523      3,627
Income tax
 receivable              4,599      1,384         --
Inventories             78,744     66,528     68,606
Other current assets     3,504      3,886      3,913
                      -------------------------------

                                     Page 7

Total current assets   207,014    223,119    196,790

Property and
 Equipment, net        114,087    103,639     81,191

Long term
 investments in
 marketable
 securities             35,045        533      1,300

Other assets            26,604     24,867     22,649
                      -------------------------------
Total assets          $382,750   $352,158   $301,930
                      ===============================

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current portion of
 capitalized lease        $ 41       $ 40       $ --
Accounts payable         7,520     15,244     11,721
Accrued expenses        13,595     11,878      6,309
Income tax payable          --         --      4,696
Due to shareholder          --      1,655         --
                      -------------------------------
Total current
 liabilities            21,156     28,817     22,726

Deferred
 compensation              950         --         --
Deferred rent            2,120      2,060      2,202
Capitalized lease
 obligation              1,627      1,637         --
                      -------------------------------
                         4,697      3,697      2,202

Shareholders' equity   356,897    319,644    277,002
                      -------------------------------
Total liabilities
 and shareholders'
 equity               $382,750   $352,158   $301,930
                      ===============================


                              99 CENTS ONLY STORES
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                             (Amounts in thousands)

                                                       Six months ended
                                                           June 30,
                                                       2002      2001
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                        $25,988 $20,892
    Adjustment to reconcile net income to net cash
     provided by operating activities:
      Depreciation and amortization                     8,199   5,524
      Other                                               (15)   (190)

                                     Page 8

      Tax benefit from exercise of non-qualified
       employee stock options                           3,122     872
    Changes in assets and liabilities associated with
     operating activities:
      Accounts receivable                                 546     (59)
      Inventories                                     (12,216) (4,913)
      Other assets                                        382  (4,758)
      Accounts payable                                 (7,724)   (901)
      Accrued expenses                                  1,199  (2,624)
      Worker's compensation                               518     497
      Income taxes                                     (3,215)  4,143
      Deferred rent                                        60      60
      Due to shareholder                               (1,655)     --

        Net cash provided by operating activities      15,189  18,543

  CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment               (18,629)(17,810)
    Reduction of short-term investments                30,554  (9,436)
    Purchases of long-term investments and other      (34,512) (1,825)
    Purchases of other assets                            (787)     --

        Net cash (used) in investing activities       (23,374)(29,071)

  CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments of capital lease obligation                  (11)     --
    Proceeds from exercise of stock options             8,142   1,705

        Net cash provided by financing activities       8,131   1,705

  NET INCREASE (DECREASE) IN CASH                         (54) (8,823)
  CASH, beginning of period                               232   9,034

  CASH, end of period                                    $178    $211

---------------
Contact:
    99 Cents Only Stores(R), City of Commerce, Calif.
    Andy Farina, 323/881-9933